FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

     This FOURTH AMENDMENT (this "Amendment"), dated as of December 26, 1996, by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), THE PEASANT RESTAURANTS, INC., a Delaware corporation having its principal place of business at 489 Peachtree Street, N. E., Atlanta, Georgia 30308 ("Peasant"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), THE FIRST NATIONAL BANK OF BOSTON ("FNBB") in its individual capacity as a Lender, and IMPERIAL BANK as a Lender, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996 (the "First Amendment"), the Second Amendment dated as of March 5, 1996 (the "Second Amendment"), a letter agreement dated as of May 2, 1996 (the "Supplemental Agreement"), the Third Amendment dated as of June 28, 1996 (the "Third Amendment"), and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     WHEREAS, pursuant to the Third Amendment the Borrowers may grant security interests in favor of CNL, with respect only to the assets of those two certain existing Morton's Restaurants located at 1710 Wynkoop Street, Denver, Colorado and 303 Peachtree Street N.E., Atlanta, Georgia, securing only the CNL Indebtedness; and

     WHEREAS, the Borrowers have requested the Lenders agree to amend the definitions of CNL Collateral and CNL Liens in the Credit Agreement to permit the Borrowers to grant to CNL a security interest in the assets of a certain existing Morton's Restaurant located at 1030 North State Street, Chicago, Illinois instead of the certain existing Morton's Restaurant located at 303 Peachtree Street N.E., Atlanta, Georgia; and

     WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     ss.1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss.3 hereof, the Credit Agreement is are hereby amended by amending the definition of CNL Liens to read as follows:

     "CNL Liens. Liens and security interests in favor of CNL, with respect only to the assets of those two certain existing Morton's Restaurants located at 1710 Wynkoop Street, Denver, Colorado and
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                                      -2-


1050 North State Street, Chicago, Illinois, respectively (the "CNL Collateral"), securing only the CNL Indebtedness."

     ss.2. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

          (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

          (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.ss.6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

     ss.3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of each of the following, each in form and substance satisfactory to the Agent and the Lenders:

          (a) this Amendment signed by each of the Borrowers, the Guarantors, the Agent, and the Lenders;

          (b) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that each of the Borrowers has taken the necessary corporate action to authorize the execution, delivery, and performance hereof;

          (c) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.2 hereof are true and correct on and as of date hereof; and

          (d) such other certificates, documents, or instruments with respect to this Amendment, as the Agent or the Lenders may reasonably request.

         ss.4. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement, the Supplemental Agreement, and the other Loan Documents shall remain in full force and effect. Each of the Borrowers confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended and supplemented hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the
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                                      -3-


Lenders hereby acknowledge and agree that all references to the Credit Agreement, the Supplemental Agreement, and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement, the Supplemental Agreement, and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         ss.5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.


                  [Remainder of Page Intentionally Left Blank]
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                                      -4-


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      THE PEASANT RESTAURANTS, INC.
                                      MORTON'S OF CHICAGO, INC.


                                      By: /s/ THOMAS J. BALDWIN
                                          --------------------------------------
                                      Name: Thomas J. Baldwin
                                      Title: Senior Vice President - Finance
                                      and CFO


                                      The Lenders:

                                      THE FIRST NATIONAL BANK OF BOSTON,
                                       for itself and as Agent

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      IMPERIAL BANK

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the
                                      Credit Agreement)


                                      By: /s/ THOMAS J. BALDWIN
                                          -------------------------------------
                                      Name: Thomas J. Baldwin
                                      Title: Senior Vice President - Finance and
                                      CFO for each of the Guarantors
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                                      -4-


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      THE PEASANT RESTAURANTS, INC.
                                      MORTON'S OF CHICAGO, INC.


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      The Lenders:

                                      THE FIRST NATIONAL BANK OF BOSTON,
                                       for itself and as Agent

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      IMPERIAL BANK


                                      By: /s/ Diane H. Russell
                                          -------------------------------------
                                      Name: Diane H. Russell
                                      Title: Senior Vice President and Manager


                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the
                                      Credit Agreement)


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________
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                                      -4-


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      THE PEASANT RESTAURANTS, INC.
                                      MORTON'S OF CHICAGO, INC.


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      The Lenders:

                                      THE FIRST NATIONAL BANK OF BOSTON,
                                       for itself and as Agent

                                      By: /s/ Debra Zurka
                                          --------------------------------------
                                      Name: Debra Zurka
                                      Title: Vice President

                                      IMPERIAL BANK


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the
                                      Credit Agreement)


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________
                                              for each of the Guarantors